As filed with the Securities and Exchange Commission on April 15, 2021.

Registration Statement No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAXEON SOLAR TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Singapore	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Maxeon Solar Technologies, Ltd. 8 Marina Boulevard #05-02 Marina Bay Financial Centre 018981, Singapore +65 6338 1888	Corporation Service Company 1180 Avenue of the Americas, Suite 210 New York, New York 11036-8401 800-927-9800
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Randi C. Lesnick, Esq.

Bradley C. Brasser, Esq.

Jones Day

250 Vesey Street

New York, New York 10281

Tel: (212) 326-3452

Approximate date of commencement of proposed sale to the public: As soon as practicable after the date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-248564

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Ordinary Shares, no par value (2)	$3,750,000	$409.13

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(2)

The Registrant previously registered Ordinary Shares, Preferred Shares, Warrants, Rights, Purchase Contracts, Debt Securities and Units with a proposed maximum aggregate offering price not to exceed $200,000,000 on a registration statement on Form F-3 (File No. 333-248564), which was declared effective by the Securities and Exchange Commission on September 8, 2020 (the “Prior Registration Statement”). As of the date of this registration statement, the maximum aggregate offering price of securities that remain to be issued in the offering pursuant to the Prior Registration Statement is $140,000,000. The maximum aggregate offering price of the additional securities to be registered hereby pursuant to Rule 462(b) under the Securities Act is $3,750,000, which represents no more than 20% of the maximum aggregate offering price of securities remaining to be issued in the offering pursuant to the Prior Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Maxeon Solar Technologies, Ltd. is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) and General Instruction IV of Form F-3, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the registration statement on Form F-3 (File No. 333-248564) of Maxeon Solar Technologies, Ltd., which was declared effective by the SEC on September 8, 2020, including all amendments, supplements and exhibits thereto and each of the documents filed by the registrant with the Commission and incorporated or deemed to be incorporated therein, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-248564 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit No.	Description

5.1	Opinion of Jones Day, Singapore legal counsel to the Registrant

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

23.3	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to the Registration Statement on Form F-3 (SEC Registration No. 333-248564))

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on April 15, 2021.

MAXEON SOLAR TECHNOLOGIES, LTD.

By:	/s/ Jeffrey W. Waters
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 15, 2021.

Signature	Title

/s/ Jeffrey W. Walters	Chief Executive Officer and Director
Jeffrey W. Walters	(Principal Executive Officer)

/s/ Kai Strohbecke	Chief Financial Officer
Kai Strohbecke	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Kevin Kennedy

*	Director
Donald Colvin

*	Director
Chee Keong Yap

*	Director
Remi Bourgeois

*	Director
Erick Chabanne

*	Director
SHEN Haoping

*	Director
ZHANG Changxu

*	Director
WANG Yan

*

The undersigned, by signing his name hereto, does hereby sign this report on behalf of each of the above named and designated directors of the Company pursuant to Powers of Attorney executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey W. Waters
	Name:	Jeffrey W. Waters
	Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, Jeffrey Waters, the duly authorized representative of the Registrant in the United States, has signed this registration statement, solely in the capacity of the duly authorized representative, on April 15, 2021.

By:	/s/ Jeffrey W. Waters
	Name:	Jeffrey W. Waters
	Title:	Chief Executive Officer